Exhibit 21
SUBSIDIARIES OF C.H. ROBINSON WORLDWIDE, INC.
The following is a list of subsidiaries of the Company as of December 31, 2018, omitting some subsidiaries which, considered in aggregate, would not constitute a significant subsidiary.

Name	Where incorporated

C.H. Robinson International, Inc.	Minnesota, USA

C.H. Robinson Worldwide Chile, S.A.	Chile

C.H. Robinson de Mexico, S.A. de C.V.	Mexico

C.H. Robinson Company (Canada) Ltd.	Canada

C.H. Robinson Company	Delaware, USA

C.H. Robinson Company Inc.	Minnesota, USA

C.H. Robinson Worldwide Foundation	Minnesota, USA

C.H. Robinson Worldwide Logistics (Dalian) Co. Ltd.	China

C.H. Robinson Worldwide (Hong Kong) Ltd.	Hong Kong

C.H. Robinson Worldwide Argentina, S.A.	Argentina

C.H. Robinson Worldwide Logistica Do Brasil Ltda.	Brazil

C.H. Robinson Worldwide Colombia SAS	Colombia

C.H. Robinson Worldwide Uruguay S.A.	Uruguay

C.H. Robinson Czech Republic s.r.o.	Czech Republic

C.H. Robinson France SAS	France

C.H. Robinson Worldwide GmbH	Germany

C.H. Robinson Hungary Transport, LLC (C.H. Robinson Hungaria Kft)	Hungary

C.H. Robinson Europe B.V.	Netherlands

C.H. Robinson Iberica SL	Spain

C.H. Robinson Austria GmbH	Austria

C.H. Robinson Switzerland GmbH	Switzerland

CHROBINSON Logistics and Transport Services Limited (Turkey)	Turkey

C.H. Robinson Worldwide Freight India Private Limited	India

C.H. Robinson Belgium BVBA	Belgium

C.H Robinson Worldwide (Shanghai) Co. Ltd.	China

C.H. Robinson Worldwide Singapore Pte. Ltd	Singapore

C.H. Robinson Project Logistics Ltd.	Canada

C.H. Robinson Worldwide (Australia) Pty. Ltd.	Australia

C.H. Robinson Worldwide (UK) Ltd.	United Kingdom

C.H. Robinson International Puerto Rico, Inc.	Puerto Rico

C.H. Robinson Luxembourg, SARL	Luxembourg

C.H. Robinson Worldwide Peru SA	Peru

C.H. Robinson Worldwide (Malaysia) Sdn. Bhd.	Malaysia

Name	Where incorporated
C.H. Robinson Project Logistics Pte. Ltd.	Singapore

C.H. Robinson Sweden AB	Sweden

C.H. Robinson International Italy, SRL	Italy

C.H. Robinson Project Logistics, Inc.	Texas, USA

C.H. Robinson Worldwide SA de CV	Mexico

Robinson Holding Company	Minnesota, USA

C.H. Robinson Polska S.A.	Poland

C.H. Robinson Freight Services, Ltd. (USA)	Illinois, USA

C.H. Robinson Freight Services (Ireland) Ltd.	Ireland

CH Robinson Freight Services (Malaysia) Sdn. Bhd.	Malaysia

C.H. Robinson Freight Services (Korea) Ltd.	Korea

C.H. Robinson Freight Services (Taiwan) Ltd.	Taiwan

C.H. Robinson Freight Services (China) Ltd.	China

C.H. Robinson Freight Services (Singapore) Pte. Ltd.	Singapore

C.H. Robinson Freight Services (Thailand) Ltd.	Thailand

C.H. Robinson International (India) Private Ltd.	India

C.H. Robinson Freight Services Lanka (Private) Limited	Sri Lanka

CHR Holdings (Hong Kong) Limited	Hong Kong

C.H. Robinson Freight Services (Hong Kong) Limited	Hong Kong

C.H. Robinson Freight Services (Vietnam) Company Limited	Vietnam

C.H. Robinson Worldwide Costa Rica, SA	Costa Rica

Freighquote.com, Inc.	Delaware, USA

FQ Real Estate Holdings LLC	Missouri, USA

Freightview, Inc.	Kansas, USA

Twin Modal, LLC	Minnesota, USA

C.H. Robinson Receivables, LLC	Delaware, USA

Enterprise TMS LLC	Kansas, USA

C.H. Robinson Slovakia, s.r.o.	Slovakia

C.H. Robinson Worldwide Japan KK	Japan

C.H. Robinson (Australia) Pty. Ltd.	Australia

C.H. Robinson Worldwide (Oceania) Pty. Ltd.	Australia

C.H. Robinson Worldwide (AU) Pty. Ltd.	Australia

C.H. Robinson Trade Management Pty. Ltd.	Australia

C.H. Robinson Worldwide (NZ) Ltd.	New Zealand

C.H. Robinson Luxembourg Holding S.à r.l.	Luxembourg

C.H. Robinson Investments S.à r.l.	Luxembourg

C.H. Robinson Luxembourg Finance S.à r.l.	Luxembourg

C.H. Robinson Global Holding S.à r.l.	Luxembourg

C.H. Robinson LATAM Holding S.à r.l.	Luxembourg

Name	Where incorporated
C.H. Robinson Operations, Inc.	Minnesota, USA

CHR Holdings, Inc.	Minnesota, USA

C.H. Robinson Shared Services, Inc.	Minnesota, USA

Accelerated Global Insurance Company SPC, Ltd.	Cayman Islands

C.H. Robinson Worldwide Romania, SRL	Romania

C.H. Robinson Receivables, LLC	Delaware, USA

Robinson Fresh BV	Netherlands

Milgram & Company Ltd.	Canada

M.O.T. Intermodal Shipping USA Inc.	New York, USA

Robinson Fresh de México SA de CV	Mexico

C.H. Robinson Global Forwarding, México S.A. de C.V.	Mexico

Robinson Fresh (Chile) S.A.	Chile